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                                                                    Exhibit 10.2

                              SETTLEMENT AGREEMENT

         THIS SETTLEMENT AGREEMENT (this "Agreement") is entered into by and among JIM BOLT ("Bolt"), TONY AMEND ("Amend"), MARIE FOREHAND ("Forehand") (Bolt, Amend and Forehand hereinafter sometimes referred to collectively as the "Plaintiffs"); MEL ROBINSON ("Robinson"), LUCIA KUGLER ("Kugler") and AAROW ENVIRONMENTAL GROUP, INC., a corporation ("Aarow"), FRED SHEFTE, individually and as President of Aarow ("Shefte"), SAM D. YATES, individually and as Vice-President of Aarow ("Yates"), and STAN SISEMORE, individually and as Vice-President of Aarow ("Sisemore") (Aarow, Shefte, Yates, and Sisemore hereinafter sometimes referred to individually as a "Defendant" and collectively as the "Defendants").

         WHEREAS, the Plaintiffs filed a lawsuit against the Defendants and others in the Chancery Court of Benton County, Arkansas titled: JIM BOLT, TONY AMEND AND MARIE FOREHAND VS. AAROW ENVIRONMENTAL GROUP, INC., A CORPORATION, FRED SHEFTE, INDIVIDUALLY AND AS PRESIDENT OF AAROW ENVIRONMENTAL GROUP; SAM D. YATES, INDIVIDUALLY AND AS VICE PRESIDENT OF AAROW ENVIRONMENTAL GROUP; STAN SISEMORE, INDIVIDUALLY AND AS VICE PRESIDENT OF AAROW ENVIRONMENTAL GROUP; RONALD L. BAKER, AN INDIVIDUAL; GARY K. DUKE, AN INDIVIDUAL; MIKE ERHART, AN INDIVIDUAL; MIKE MORRISSET, AN INDIVIDUAL; AND MIKE CANFIELD, AN INDIVIDUAL (Case No. 000844-2) (the "Lawsuit");

         WHEREAS, the Plaintiffs and the Defendants have negotiated a full settlement of all claims and disputes arising from the Lawsuits and otherwise; and

         WHEREAS, the Plaintiffs and the Defendants have prepared this Agreement to memorialize the terms and conditions of such full settlement.

         WHEREAS, Robinson and Kugler intend to assert claims similar to those of the Plaintiffs in an amendment to the complaint.

         WHEREAS, This settlement does not acknowledge the merits of any claim against any Defendant or any non-signatory party and does not represent an acknowledgment of the jurisdiction of this court over any Defendant other than those specifically made a signatory party to this Agreement.

         NOW, THEREFORE, in exchange for the consideration herein cited and for other good and valuable consideration, the receipt and sufficiency of which all parties hereto confirm, the parties agree as follows:

1. FULL AND FINAL SETTLEMENT - Bolt, Amend, Forehand, Robinson, and Kugler hereby acknowledge and agree that this is a full settlement and satisfaction of all claims of whatever kind or character they may have, known or unknown, against Aarow Environmental Group, Inc. and all of its officers and directors, Aarow Broad Band Wireless Communications, Inc. and all of its officers and directors, Fred Shefte, Sam D. Yates, Stan Sisemore, Ronald Baker, Gary P. Duke, Mike Erhart, Mike Morrisset, and Mike Canfield, their heirs, executors administrators, employees, agents and assigns and all other persons, firms or corporations liable or, who might be claimed to be liable, none of whom admit any liability to Bolt, Amend, Forehand, Robinson, and Kugler, but all expressly deny any liability, from any and all claims, demands, damages, actions, causes of action or suits of any kind or nature whatsoever, and particularly on account of all injuries, known or unknown, both to person and property, which have resulted or may in the future develop from the business or other relationships between the parties, which is the subject of the lawsuit pending in Benton County, Arkansas or from the issuance or transfer of securities as part of the settlement.

         Bolt, Amend, Forehand, Robinson, and Kugler , declare and represent, in making this Release and agreement, it is understood and agreed that they are relying wholly upon their own judgment, belief, and knowledge of the nature, extent severity and duration of any damages, and that they have not been influenced to any extent whatever in making this Release by any representatives or statements regarding said damages, or regarding any other matters, made by the parties who are hereby released, or by any person or persons representing the parties released by this document.

2. DISMISSAL OF LAWSUIT - The Plaintiffs will cause the Lawsuit to be dismissed "with prejudice" as to each Defendant and as to Ronald L. Baker, Gary K. Duke, Mike Erhart, Mike Morrisset and Mike Canfield. Upon the execution of this Agreement, Plaintiffs will deliver a fully executed dismissal with prejudice, as described in this Paragraph, in a form reasonably acceptable to Defendants.

3. TRANSFER OF UTICA PUBLISHING CORPORATION - Upon the execution of this Agreement, Aarow will transfer and assign all of its rights, titles and interest in Utica Publishing Corporation, an Arkansas corporation ("Utica"), a wholly-owned subsidiary of Aarow, to Bolt by an assignment of one hundred percent (100%) of the outstanding shares of Utica. Utica assets will be transferred without warranty in an "as is" condition. No promises, representations or warranties have been made to Bolt or others regarding Utica's business prospects or financial condition. Prior to the assignment of the Utica stock to Bolt, Bolt will perform due diligence on the assets and liabilities of Utica. In the event that the assets of Utica have been dissipated, other than in the ordinary course of business, since the acquisition of Utica by Aarow, then Bolt will receive shares of Aarow common stock (in addition to the shares of Aarow Common Stock described in Paragraph 4, below) equal in value to the amount of the reduction in asset value. The parties agree that an additional conveyance of 18,500 Aarow's common stock will satisfy the obligations of the preceding sentence.

4. YATES DEBENTURE, REGIONS BANK NOTE AND OTHER MATTERS - As part of this Settlement Agreement, Arrow will hold Bolt and Utica harmless from and will assume all obligations of or under: (i) a fifty thousand dollar ($50,000) debenture from Aarow to Yates; and (ii) a note payable by Utica to Regions Bank in the approximate amount of fifty seven thousand dollars ($57,000) such note being guaranteed by Yates. Upon the execution of this Agreement, Aarow will execute such further documents reasonably deemed necessary by Bolt or Utica to substantiate the obligations described in Paragraph 4. Attached and incorporated by reference is a Utica balance sheet at January 31, 2000. (Ex. A.) Aarow will save and hold harmless Utica from those liabilities which are circled and initialed by Bolt and an authorized representative of Aarow, provided any of such amounts that are owed to Bolt shall remain the sole responsibility of Utica. Aarow will cause to be released all Regions' liens within 20 days of this Agreement.

5. ISSUANCE OF FREE-TRADING SHARES OF COMMON STOCK TO BOLT - Upon the execution of this Agreement, or as soon as reasonably possible thereafter, Aarow will cause to be issued to Bolt seven hundred thousand (700,000) shares of Aarow's common stock, such stock to be free-trading and not subject to any restriction as to transferee (the "Bolt Shares"). Bolt acknowledges and agrees that the Bolt Shares will be issued by Aarow pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933 and Bolt shall, in all aspects, comply with such exemption. Pursuant to this Agreement, Bolt shall surrender any and all shares of stock, if any, previously issued to or on behalf of Bolt by Aarow. Aarow and Bolt recognize and acknowledge that any settlement and

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issuance of the Bolt Stock pursuant to Section 3(a)(10) of the Securities Act of 1933 must be reviewed and approved, after a hearing, by a judge of competent jurisdiction and, as such, the provisions of this Paragraph 4 are contingent upon court approval. Bolt acknowledges and agrees that the terms of this Agreement are fair within the meaning of said Section 3(a)(10) and Bolt agrees to advise the Court accordingly as part of the hearing to approve this settlement and issuance of the shares.

6. ISSUANCE OF FREE-TRADING SHARES OF COMMON STOCK TO AMEND, FOREHAND, ET AL. -Upon the execution of this Agreement, or as soon as reasonably possible thereafter, Aarow will cause to be issued fourteen thousand (14,000) shares of Aarow's common stock to each of the following individuals: Amend, Forehand, Robinson, Kugler, such stock to be free-trading and not subject to any restriction as to transferee. Amend, Forehand, Robinson, Kugler each acknowledges and agrees that the shares to be issued by Aarow pursuant to this Paragraph 5 are issued pursuant to an exemption from registration under
Section 3(a)(10) of the Securities Act of 1933 and they each shall, in all aspects, comply with such exemption. Amend, Forehand, Robinson and Kugler each has acquired 14,000 shares of Aarow's common stock, these shares are hereby transferred and surrendered to Aarow for cancellation. Aarow, Amend, Forehand, Robinson and Kugler recognize and acknowledge that any settlement and issuance of Aarow common stock as described by this Paragraph 5 and pursuant to Section 3(a)(10) of the Securities Act of 1933 must be reviewed and approved, after a hearing, by a judge of competent jurisdiction and, as such, the provisions of this Paragraph 5 are contingent upon court approval. Amend, Forehand, Robinson and Kugler acknowledge and agree that the terms of this Agreement are fair within the meaning of said Section 3(a)(10) and they agree to advise the Court accordingly as part of the hearing to approve this settlement and issuance of the shares.

7. REVIEW OF AAROW FINANCIALS AND UTICA ASSETS - The Plaintiffs, Robinson and Kugler acknowledge and affirm that they were offered adequate time and opportunity to review Aarow's current financials, preliminary and final drafts of Aarow's current Form 8-k filing relating to the recent merger with Global Wireless Communications Corporation and other SEC reports. Additionally, the Plaintiffs, Robinson and Kugler acknowledge and affirm that they were afforded the opportunity to meet the current officers and directors of Aarow to discuss its ongoing operations and future plans. Plaintiffs, Robinson and Kugler further acknowledge and affirm that they have declined the opportunity to review the financial records described in the first sentence of this Paragraph 7 and have declined the opportunity described in the second sentence of this Paragraph 7. Plaintiffs also acknowledge that they were offered a chance to perform and conduct due diligence on the Utica assets and that they did so to the extent they deemed necessary and advisable.

8. CONFIDENTIALITY AND NON-DISPARAGEMENT PARAGRAPH - It is further understood and agreed that the terms of this Release and the payment herein acknowledged will be held in confidence; provided, however, that Aarow may disclose information about this agreement to the extent deemed necessary to comply with its obligations under the federal securities laws. Bolt, Amend, Forehand, Robinson, and Kugler and their attorneys agree not to publicize, publish, disclose, talk about or promote the publication or disclosure of the facts or terms of this Release, except as may otherwise be further agreed to in writing, the amount of the payment herein acknowledge or any other matter related to the settlement evidenced hereby to any person not a party to this Release unless such a disclosure is required by law or regulation or during a Court proceeding.

9. STOCK SALES BY BOLT - Bolt agrees that he will not sell, post-transfer, more than 100,000 shares of Aarow per day.

                                       3

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10. DELIVERY OF AAROW STOCK - Aarow stock will be delivered to plaintiffs no later than noon Friday, May 12, 2000.

11. INTEGRATION CLAUSE - All parties agree that this writing constitutes the entire agreement between the parties regarding the subject matter thereof and that any and all previous promises, representations and warranties are replaced by this writing and fully integrated into this Agreement.

12. MISCELLANEOUS TERMS - The non-signatory parties to this Agreement have not consented to the jurisdiction of the Arkansas courts, even involving the enforcement of this Agreement.




JIM BOLT          /S/ JIM BOLT                    /S/ FRED SHEFTE
        -------------------------------  ---------------------------------------
DATE:             5/9/2000               FRED SHEFTE, INDIVIDUALLY
     ----------------------------------  DATE:    5/9/2000
                                              ----------------------------------

TONY AMEND        /S/ TONY AMEND                  /S/ SAM D. YATES
          -----------------------------  ---------------------------------------
DATE:             5/9/2000               SAM D. YATES, INDIVIDUALLY AND AS VICE-
     ----------------------------------  PRESIDENT
                                         DATE:    5/9/2000
                                              ----------------------------------

MARIE FOREHAND    /S/ MARIE FOREHAND              /S/ STAN SISEMORE
              -------------------------  ---------------------------------------
DATE:             5/9/2000               STAN SISEMORE, INDIVIDUALLY AND AS
     ----------------------------------  VICE-PRESIDENT
                                         DATE:    5/10/2000
                                              ----------------------------------
MEL ROBINSON      /S/ MEL ROBINSON
            ---------------------------
DATE:             5/10/2000
     ----------------------------------  Schedules to Agreement available upon request.

LUCIA KUGLER      /S/ LUCIA KUGLER
            ---------------------------
DATE:
     ----------------------------------

AAROW ENVIRONMENTAL GROUP,
INC., AN ARKANSAS CORPORATION

BY:      /S/ FRED SHEFTE
   ------------------------------------
NAME: FRED SHEFTE
TITLE: PRESIDENT
DATE:    5/9/2000
     ----------------------------------


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